Exhibit (a)(1)(C)

Form of Notice of Withdrawal

BONDS.COM GROUP, INC.

Offer to Exchange

Common Stock

For All Warrants and Instruments titled “Purchase Rights” Exercisable for Common Stock of Bonds.com Group, Inc., Pursuant to and as Identified in the Offer to Exchange dated June 30, 2010

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN DAYLIGHT TIME, ON JULY 29, 2010 UNLESS THE EXCHANGE OFFER IS EXTENDED.

The undersigned acknowledges receipt of the Offer to Exchange dated June 30, 2010 (the “Exchange Offer Statement”) of Bonds.com Group, Inc., a Delaware corporation (the “Company”), for the offer to exchange shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for all of the Company’s outstanding warrants and instruments titled “Purchase Rights” which entitle the holder to purchase shares of the Company’s Common Stock, as identified in the Exchange Offer Statement (the “Warrants”), that are validly tendered and not properly withdrawn under the terms and subject to the conditions set forth in the Exchange Offer Statement. All withdrawals of Warrants previously tendered in the Exchange Offer (as defined in the Exchange Offer Statement) must comply with the procedures described in the Exchange Offer Statement under “The Exchange Offer-Withdrawal Rights.”

The undersigned has identified below the Warrants that it is withdrawing from the Exchange Offer:

You may transmit this notice of withdrawal to:

Bonds.com Group, Inc.
529 5th Avenue, 8th Floor
New York, New York 10017
(212) 946-3998
Attention: Jeffrey M. Chertoff
jchertoff@bonds.com

This notice of withdrawal must be signed below by the registered holder(s) of the Warrants tendered as their names appear on the certificate(s). If signed by a trustee, executor, administrator, guardian, attorney−in−fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):

Signature(s):

Capacity (full title):

Address (including Zip Code):

Area Code and Telephone Number:

Tax Identification or Social Security No.:

Dated: __________________, 2010

The Company will determine all questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal in its sole discretion, and its determination shall be final and binding. None of the Company, the Exchange Agent or any other person is under any duty to give notice of any defects or irregularities in any notice of withdrawal and none of them will incur any liability for failure to give any such notice.